UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2019

Ditech Holding Corporation

(Exact Name of Registrant as Specified in its Charter)

Maryland	001- 13417	13-3950486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Virginia Drive, Suite 100

Fort Washington, PA 19034

(Address of principal executive offices, including zip code)

(844) 714-8603

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on February 8, 2019, Ditech Holding Corporation (the “Company”) and certain of its direct and indirect subsidiaries (collectively with the Company, the “Debtors”), including Ditech Financial LLC (“Ditech Financial”) and Reverse Mortgage Solutions, Inc. (“RMS”), entered into a Restructuring Support Agreement (including the Restructuring Term Sheet attached thereto, the “RSA”) setting forth the principal terms of a financial restructuring of the Debtors (the “Restructuring”) with lenders holding, as of February 13, 2019, more than 80% of the loans and commitments outstanding under that certain Second Amended and Restated Credit Agreement, dated as of February 9, 2018, by and among the Company, as borrower, Credit Suisse AG, as administrative agent, and the lenders party thereto (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof).

As previously disclosed, on February 8, 2019, the Company, as guarantor, along with Ditech Financial and RMS, also entered into a commitment letter (“Commitment Letter”) with Barclays Bank PLC (“Barclays”) as Administrative Agent and as Buyer and Nomura Corporate Funding Americas, LLC as Buyer (together with Barclays, the “DIP Lenders”), regarding the terms of certain master warehouse refinancing facilities (collectively, as described below, the “DIP Facilities”).

On February 11, 2019, the Debtors filed voluntary petitions (the cases commenced thereby, the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Court”) to implement the Restructuring.

On February 13, 2019, as part of the Debtors’ “first day” motions, the Court entered an interim order approving the DIP Facilities, and on February 14, 2019, the Debtors and certain other subsidiaries of the Company entered into the DIP Facilities.

The DIP Facilities provide the Company up to $1.9 billion in available warehouse financing. Proceeds of the DIP Facilities were used to refinance RMS’s and Ditech Financial’s pre-petition warehouse and servicer advance facilities and are intended to fund Ditech Financial’s and RMS’s continued business operations during the Chapter 11 Cases, providing the necessary liquidity to the Debtors to implement the Restructuring.

Specifically, under the DIP Facilities (i) up to $650 million will be available to fund Ditech Financial’s origination business pursuant to a master repurchase agreement (the “Forward Repo Agreement”), (ii) up to $1.0 billion will be available to fund RMS’s buyouts of certain Home Equity Conversion Mortgages (“HECMs”) and real estate owned from Ginnie Mae securitization pools (the “Reverse Repo Agreement”) and (iii) up to $250 million will be available to finance delinquency, escrow and corporate advances made by Ditech Financial in connection with its servicing of certain Fannie Mae and private label mortgage loans, as applicable, pursuant to the Ditech Agency Advance Trust Series 2019-VF1 variable funding notes (the “Agency VFN,” and the related indenture supplement, the “2019-VF1 Agency Supplement”) and the Ditech PLS Advance Trust II Series 2019-VF1 variable funding notes (the “Private Label VFN,” and the related indenture supplement, the “2019-VF1 PLS Supplement”), respectively. In addition, the lenders under the DIP Facilities have agreed to provide Ditech Financial, through the pendency of the Chapter 11 Cases, up to $1.9 billion in trading capacity for Ditech Financial to hedge its interest rate exposure with respect to the loans in Ditech Financial’s loan origination pipeline.

The obligations of Ditech Financial and RMS under certain of the DIP Facilities and related hedges are netted and cross-collateralized, pursuant to the terms of a master netting agreement (the “Netting Agreement”). Pursuant to the Netting Agreement, the DIP Lenders may setoff and net certain margin held by or pledged to them under the DIP Facilities and related hedges against the obligations owed by Ditech Financial or RMS under certain of the DIP Facilities.

The proceeds of the initial draw on the Forward Repo Agreement were used to, among other things, pay off Ditech Financial’s previously existing master repurchase agreement and purchase the mortgage loans previously financed by Ditech Financial thereunder. The advance rate provided under the Forward Repo Agreement is equal to up to 96% for certain qualifying agency mortgage loans, and the interest rate thereunder is equal to three-month LIBOR plus a per annum margin of 2.25%.

The proceeds of the initial draw on the Reverse Repo Agreement were used to, among other things, pay off RMS’s previously existing master repurchase agreements and purchase the HECMs and related real estate owned previously financed by RMS thereunder. The advance rates provided under the Reverse Repo Agreement generally range from 85%-90%, depending on the classification of the underlying purchased assets, and the interest rate thereunder is equal to three-month LIBOR plus a per annum margin of 3.25%. The DIP Lenders have also agreed to work towards documenting, within thirty (30) days following the closing date of the DIP Facilities, a separate master repurchase agreement with RMS in order to fund RMS’s Ginnie Mae HMBS tail securities. Such additional repurchase agreement is contemplated to provide for an advance rate of 92% and a maximum committed sublimit of $80 million. Any amounts drawn under such repurchase agreement would reduce the amount otherwise available to be drawn by RMS under the Reverse Repo Agreement.

The Agency VFN and Private Label VFN have maximum capacity sublimits of $160 million and $90 million, respectively, and were issued under the existing revolving pool master trust facilities of Ditech Agency Advance Trust and Ditech PLS Advance Trust II, as applicable. The proceeds of the initial draw of the Agency VFN were used to redeem in whole the Series 2018-VF1 variable funding notes previously issued by Ditech Agency Advance Trust, and the proceeds of the initial draw of the Private Label VFN were used to redeem in whole the Series 2018-VF1 variable funding notes previously issued by Ditech PLS Advance Trust II. The interest payable with respect to amounts outstanding under each of the Agency VFN and the Private Label VFN is equal to three-month LIBOR plus a per annum margin of 2.25%.

The proceeds of the initial draw on the DIP Facilities, in addition to paying off and refinancing the Debtors’ previously existing warehouse facilities as described above, were available to pay general working capital and operational expenses of the Debtors, as well as customary fees and expenses in connection with the closing of the DIP Facilities. The undrawn fee payable with respect to the unused capacity under the DIP Facilities is equal to a per annum rate of 0.75%.

The DIP Facilities contain numerous events of default customary for debtor-in-possession financing of its kind as set forth in a Master Refinancing Agreement, dated as of February 14, 2019 (the “Master Refinancing Agreement”), by and among the DIP Lenders, the Company, Ditech Financial, RMS and certain other subsidiaries of the Company, including, among other events, (i) the breach of certain representations, warranties and covenants (including certain financial covenants), (ii) the dismissal of the Chapter 11 Cases, (iii) the conversion of any Chapter 11 Case to a case under chapter 7 of the Bankruptcy Code, (iv) any stay, reversal or revocation of the Debtors’ debtor-in-possession financing and cash collateral orders, (v) the termination or other adverse modification being made to the RSA without the consent of the DIP Lenders, (vi) the occurrence of a change in control with respect to certain Debtors, (vii) the loss or suspension of Ditech Financial’s or RMS status as an approved servicer or an approved issuer by Fannie Mae, Freddie Mac or Ginnie Mae, and (viii) the exercise of remedies by certain counterparties of the Debtors (x) against any collateral of the DIP Lenders or (y) in a manner that is materially adverse to the rights, claims or interests of the DIP Lenders.

The DIP Facilities are scheduled to mature upon the earliest to occur of (a) the effective date of a plan of reorganization in any of the Chapter 11 Cases, (b) the consummation of a sale under section 363 of the Bankruptcy Code of all or substantially all of the assets of the Debtors, or (c) 180 days after the filing of the Chapter 11 Cases.

The foregoing description of the DIP Facilities does not purport to be complete and is qualified in its entirety by reference to the full text of the Forward Repo Agreement, Reverse Repo Agreement, 2019-VF1 Agency Supplement, 2019-VF1 PLS Supplement, Netting Agreement and Master Refinancing Agreement.

Item 8.01	Other Events.

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases.

Cautionary Statements Regarding Forward-Looking Information

Certain statements in this Form 8-K constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Statements that are not historical fact are forward-looking statements. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “assumes,” “may,” “should,” “could,” “shall,” “will,” “seeks,” “targets,” “future,” or other similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, and the Company’s actual results, performance or achievements could differ materially from future results, performance or achievements expressed in these forward-looking statements. Such statements include, but are not limited to, statements relating to: the terms of and potential transactions contemplated by the RSA; the Chapter 11 Cases and Restructuring; the Commitment Letter and the DIP Facilities; management’s strategy, plans, opportunities, objectives, expectations, or intentions; and descriptions of assumptions underlying any of the above matters and other statements that are not historical fact.

These forward-looking statements are based on the Company’s current beliefs, intentions and expectations and are not guarantees or indicative of future performance, nor should any conclusions be drawn or assumptions be made as to any potential outcome of any potential transactions or strategic initiatives the Company considers. Risks and uncertainties relating to the proposed Restructuring include: the ability of the Company to comply with the terms of the RSA and DIP Facilities, including completing various stages of the Restructuring within the dates specified by the RSA and DIP Facilities; the ability of the Company to obtain requisite support for the Restructuring from various stakeholders; the ability of the Company to successfully execute the transactions contemplated by the RSA without substantial disruption to the business of one or more of its primary operating or other subsidiaries; and the effects of disruption from the proposed Restructuring making it more difficult to maintain business, financing and operational relationships, to retain key executives and to maintain various licenses and approvals necessary for the

Company to conduct its business. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties described in more detail under the heading “Risk Factors” and elsewhere in the Company’s annual and quarterly reports, including amendments thereto, and other filings with the Securities and Exchange Commission.

The above factors, risks and uncertainties are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond the Company’s control. New factors, risks and uncertainties emerge from time to time, and it is not possible for management to predict all such factors, risks and uncertainties. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore any of these statements may prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the Company’s objectives and plans will be achieved. These forward-looking statements speak only as of the date such statements were made or any earlier date indicated, and the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in underlying assumptions or otherwise. If the Company were in any particular instance to update or correct a forward-looking statement, investors and others should not conclude that the Company would make additional updates or corrections thereafter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ditech Holding Corporation

Date: February 21, 2019	By:	/s/ John J. Haas
John J. Haas, General Counsel, Chief Legal Officer and Secretary

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